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EXHIBIT 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-58199, 333-35758, 333-75594, 333-115622 and 333-135907) on Form S-8, and
(Nos. 333-135357 and 333-121913) on Form S-3 of Consumer Portfolio Services, Inc. of our reports dated March 8, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2006.

/S/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP


Irvine, California
March 8, 2007